Exhibit 99.d.1.a.

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee
Aberdeen Tax-Free Income Fund	$0 up to $250 million	0.425%
	$250 million up to $1 billion	0.375%
	$1 billion and more	0.355%

Aberdeen Small Cap Fund	up to $100 million	0.95%
	$100 million or more	0.80%

Aberdeen Global Natural Resources Fund	$0 up to $500 million	0.70%
	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%

Aberdeen Equity Long-Short Fund***	$0 up to $1 billion	1.15%
	$1 billion and more	1.00%

Aberdeen China Opportunities Fund	$0 up to $500 million	1.25%
	$500 million up to $2 billion	1.20%
	$2 billion and more	1.15%

Aberdeen Optimal Allocations Funds:	All Assets	0.15%
Growth Fund
Moderate Growth Fund
Moderate Fund
Specialty Fund
Defensive Fund

Aberdeen Emerging Markets Fund	$0 up to $500 million	1.05%
	$500 million up to $2 billion	1.00%
	$2 billion and more	0.95%

Aberdeen International Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Aberdeen Global Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Aberdeen Global Financial Services Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Aberdeen Core Fixed Income Fund	$0 up to $2 billion	0.30%
	$2 billion up to $5 billion	0.275%
	$5 billion or more	0.25%

Fund	Assets	Investment Advisory Fee
Aberdeen Core Plus Income Fund	$0 up to $500 million	0.325%
	$500 million up to $1 billion	0.305%
	$1 billion up to $5 billion	0.285%
	$5 billion and more	0.255%

Aberdeen Asia Bond Institutional Fund	All Assets	0.50%

Aberdeen Global Fixed Income Fund**	$0 up to $500 million	0.60%
	$500 million up to $1 billion	0.55%
	$1 billion and more	0.50%

Aberdeen Global Small Cap Fund**	$0 up to $100 million	1.25%
	$100 million and more	1.00%

Aberdeen International Equity Institutional Fund	All Assets	0.80%

Aberdeen Emerging Markets Institutional Fund	All Assets	0.90%

Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund	All Assets	1.00%

Aberdeen Global High Yield Bond Fund	$0 up to $500 million	0.65%
	$500 million and more	0.60%

Aberdeen Emerging Markets Debt Local Currency Fund	$0 up to $500 million	0.80%
	$500 million and more	0.75%

Aberdeen Ultra-Short Duration Bond Fund	All Assets	0.20%

Aberdeen Asia-Pacific Smaller Companies Fund	$0 up to $500 million	1.30%
	$500 million up to $2 billion	1.25%
	$2 billion and more	1.15%

Aberdeen U.S. Equity Fund (formerly, Aberdeen U.S. Equity I Fund)	$0 up to $500 million	0.75%
	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%

Aberdeen U.S. Equity II Fund	$0 up to $500 million	0.75%
	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%

Aberdeen U.S. High Yield Bond Fund	$0 up to $500 million	0.60%
	$500 million and more	0.55%

*                 As most recently approved at the December 6, 2011 Board Meeting.

**          Rates effective as of July 1, 2010.

*** Rates effective as of February 28, 2011.